UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 26, 2011

COLONIAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Alabama	1-12358	59-7007599
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)
COLONIAL REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	0-20707	63-1098468
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35202
(Address of principal executive offices) (Zip Code)

(205) 250-8700
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2011, the Board of Trustees (the “Board”) of Colonial Properties Trust (the “Company”) increased the size of the Board from ten trustees to eleven trustees and appointed Edwin M. Crawford to serve as a member of the Board until the 2011 annual meeting of shareholders (the “2011 Annual Meeting”), each effective immediately.

Mr. Crawford has held top positions at a number of public and private companies, including CVS Caremark Corporation (NYSE: CVS) and Magellan Health Services, Inc. (NASDAQ: MGLN). He served as the chairman of the board of directors of CVS Caremark Corporation from the closing of the merger of CVS Corporation and Caremark Rx, Inc. in March 2007 until November 2008. He previously served as the chief executive officer and chairman of the board of directors of Caremark Rx, Inc. from 1998 until the CVS/Caremark merger in March 2007. Prior to joining Caremark, Mr. Crawford was the chairman, president and chief executive officer of Magellan Health Services, Inc., a publicly held healthcare company, from 1993 until 1998. Mr. Crawford was named Institutional Investor's Best CEO in Healthcare Technology and Distribution for 2005, 2006 and 2007. He currently serves on the board of trustees of Washington & Lee University.

Mr. Crawford did not receive any equity compensation upon his appointment to the Board on January 26, 2011. If elected by the shareholders at the 2011 Annual Meeting, however, Mr. Crawford will receive an option to purchase 5,000 common shares under the Company's 2008 Omnibus Incentive Plan (the “2008 Plan”), in accordance with the Company's existing trustee compensation policy. The options will vest one year after the grant date, subject to continued service, at an exercise price equal to the fair market value on the grant date.

As a current member of the Board, Mr. Crawford will be entitled to certain compensation that all of the Company's non-employee trustees receive, including (i) a $22,500 annual retainer (which will be prorated for Mr. Crawford's service in 2011) and (ii) $1,750 per Board meeting attended in person, plus out-of-pocket expenses, or $1,000 per meeting if attended by telephone. In addition, in accordance with the Company's existing trustee compensation policy, Mr. Crawford will be entitled to receive, following each annual election of trustees after he has completed at least one year of service, an option to purchase 5,000 common shares and a grant of $45,000 of restricted shares under the Company's 2008 Plan, all of which will vest one year after the grant date, subject to continued service. As a non-employee trustee, Mr. Crawford can elect to receive fully vested common shares in lieu of all or a portion of his annual retainer and Board meeting fees pursuant to the Company's 2008 Omnibus Incentive Plan. The number of common shares received in lieu of fees is based on 140% of the amount of fees foregone divided by the fair market value of the common shares. For purposes of the above-mentioned compensation arrangements, “fair market value” is determined quarterly and defined as the average of the closing prices of the Company's common shares for the last five trading days of the applicable three-month calendar quarter on which trades occurred.

In addition, the Company expects to enter into an indemnification agreement with Mr. Crawford in connection with his appointment to the Board, which is expected to be in substantially the same form as that entered into with the executive officers and other trustees of the Company.

On January 26, 2011, Glade M. Knight notified the Board that he will not stand for reelection at the 2011 Annual Meeting in order to devote more time to his other business interests. As a result, on January 26, 2011, the Board approved a decrease in the size of the Board from eleven trustees to ten trustees effective upon the expiration of Mr. Knight's current term, which expires at the 2011 Annual Meeting.

A copy of the press release issued by the Company on January 27, 2011, is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

* * *

This Current Report on Form 8-K is being filed or furnished, as applicable, on behalf of Colonial Properties Trust (“CLP”) and Colonial Realty Limited Partnership (“CRLP”) to the extent applicable to either or both registrants. Certain of the events disclosed in the items covered by this Current Report on Form 8-K may apply to CLP only, CRLP only or both CLP and CRLP, as applicable.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Colonial Properties Trust dated January 27, 2011

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Colonial Properties Trust and Colonial Realty Limited Partnership now each has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST

January 27, 2011	By:	/s/ John P. Rigrish
John P. Rigrish
Chief Administrative Officer
and Corporate Secretary

COLONIAL REALTY LIMITED PARTNERSHIP

By: Colonial Properties Trust, its general partner

January 27, 2011	By:	/s/ John P. Rigrish
John P. Rigrish
Chief Administrative Officer
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Colonial Properties Trust dated January 27, 2011